SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): June 15, 2007

BLUEGREEN CORPORATION

(Exact name of registrant as specified in its charter)

Massachusetts

(State or other jurisdiction of incorporation)

0-19292	03-0300793
(Commission File Number)	(IRS Employer Identification No,)

4960 Conference Way North, Suite 100, Boca Raton, Florida 33431

(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (561) 912-8000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR

240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR

240.13e-4(c))

Item 4.02a. Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On June 15, 2007, we determined that our Form 10-K for the year ended December 31, 2006, as originally filed with the Securities and Exchange Commission ("SEC") on March 16, 2007, and our Form 10-Q for the quarterly period ended March 31, 2007, as originally filed with the SEC on May 10, 2007, should be restated to correct a misclassification in the Consolidated Statements of Cash Flows and enhance certain disclosures in the financial statements and notes thereto. On June 20, 2007, the Board of Directors discussed this determination with management and with Ernst & Young LLP, our independent registered public accounting firm and ratified the determination. The restatement will have no impact on our consolidated results of operations or financial condition for prior or future periods presented. As further discussed below, the restatement will increase cash flows from operations for the years ended December 31, 2004, 2005 and 2006 and for the three months ended March 31, 2007.

Previously, we reported cash flows from borrowings collateralized by notes receivable as operating activities in the Consolidated Statements of Cash Flows because the majority of Bluegreen Resorts' sales result in the origination of notes receivable from its customers and accelerating the conversion of such notes receivable into cash on a regular basis, either through the pledge or sale of our notes receivable, is an integral function of our operations. As this classification is not provided for in Statement of Financial Accounting Standards ("SFAS") No. 95, Statement of Cash Flow, SFAS No. 140, Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities, or SFAS No. 152, Accounting for Real-Estate Time-Sharing Transactions, with respect to borrowings collateralized by notes receivable, we are restating our Consolidated Statement of Cash Flows to classify cash flows from on-balance sheet borrowings collateralized by notes receivable as financing activities, with conforming changes to Management's Discussion and Analysis of Financial Condition and Results of Operations. While there is no impact from the restatement on total cash flows, the impact on our operating cash flows and financing cash flows is as follows:

	For the Years Ended			For the Three Months Ended
	December 31, 2004	December 31, 2005	December 31, 2006	March 31, 2007
Cash provided (used) by operations, as previously presented	$ 91,756	$ 55,583	$ (8,295)	$(25,290)
Cash provided (used) by operations, as restated	$160,590	$ 95,525	$ 8,426	$(22,659)
Cash provided (used) by financing activities, as previously presented	$ (39,232)	$ (63,303)	$ (9,722)	$ 7,533
Cash provided (used) by financing activities, as restated	$(108,066)	$(103,245)	$(26,443)	$ 4,902

In addition, we expect the restatement to include enhanced disclosure of, among other items, our provision for loan losses on our Consolidated Statement of Income for the year ended December 31, 2006 and the quarters ended March 31, 2006 and 2007. In accordance with SFAS No. 152, we appropriately net the provision for loan losses for our vacation ownership interest notes receivables against sales of real estate. However, we did not disclose the gross sales of real estate and provision for loan losses on the face of the Consolidated Statement of Income and will modify the presentation to do so in the amended filings.

We plan to file the amended Form 10-K and Form 10-Q reports with the SEC as soon as reasonably practicable.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 21, 2007 By: /S/ ANTHONY M. PULEO

Anthony M. Puleo

Senior Vice President, Chief Financial Officer & Treasurer